Exhibit 10.10

                        REAL PROPERTY PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of March 8, 1996, among HENNESSY-BAGNOLI FUNERAL HOME, INC., an Ohio corporation (the "Purchaser"), and TERRANCE P. HENNESSY and PATRICIA A. HENNESSY, residents of Polk County, Florida, and LAWRENCE BAGNOLI and BRENDA BAGNOLI, residents of Summit County, Ohio (collectively, the "Sellers");

                                   WITNESSETH:

                  WHEREAS, the Sellers own fee simple title to all of the parcels of real property and improvements located at 339 Southwest Avenue in Tallmadge, Summit County, Ohio and more particularly described on Exhibit A hereto (the "Real Property"); and

                  WHEREAS, the parties desire that the Purchaser purchase the Real Property from the Sellers, all upon the terms and conditions and for the consideration herein set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1. SALE AND PURCHASE OF THE REAL PROPERTY.


                  1.1. TRANSFER OF THE REAL PROPERTY. The Sellers jointly and severally agree to sell fee simple title to the Real Property to the Purchaser, free and clear of all liens, mortgages, security interests, title restrictions, reservations, easements, encumbrances or claims of any other person (collectively, "Liens"), other than Liens described on Exhibit B (collectively, "Permitted Encumbrances"), and the Purchaser agrees to purchase and accept the Real Property from the Sellers.

                  1.2. CONSIDERATION. The consideration for the Real Property shall be $208,629.26 (the "Purchase Price"), all of which shall be payable in cash at the Closing referred to in Section 2 by wire transfer to such account or accounts as the Sellers shall designate in writing prior to the Closing.

                  1.3. CERTAIN PRORATIONS. All normal and customarily proratable items relating to the Real Property, including but not limited to, utilities and real property taxes, shall be prorated as of the Closing Date, the Sellers being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Sellers and the Purchaser.

                  1.4. FURTHER ASSURANCES. The Sellers agree to execute and deliver from time to time after the Closing, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require more effectively to convey, assign, transfer and deliver good and marketable title to the Real Property to the Purchaser.

                  2. THE CLOSING. The purchase and sale of the Real Property (the "Closing") shall occur at the offices of Snell & Smith, A Professional Corporation, 1000 Louisiana, Suite 3650, Houston, Texas 77002, at 9:00 a.m. on March 8, 1996, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than March 31, 1996. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. At the Closing, the Sellers shall execute and deliver one or more general warranty deeds conveying fee simple title to the Real Property to the Purchaser, against receipt from the Purchaser of the Purchase Price. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to and agree with the Purchaser that:

                  3.1. DESCRIPTION. Exhibit A attached hereto sets forth a legal description of all parcels included within the Real Property, and also briefly describes each building and major structure and improvement thereon. The Sellers have good and marketable fee simple title to the Real Property, free and clear of any and all Liens, other than (i) Liens to be fully released at or prior to Closing, and (ii) Permitted Encumbrances. No person other than the Sellers and Hennessy Funeral Home, Inc., an Ohio corporation ("HFHI"), has any ownership, leasehold or other interest of any kind in the Real Property, except as otherwise disclosed in writing by the Sellers to the Purchaser. The Real Property is the only interest in real property used in the conduct of the business of Hennessy-Bagnoli Funeral Home (Tallmadge location) (the "Home") as presently conducted. All of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. None of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which

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         they are now being used. There is not pending nor, to the knowledge of the Sellers, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof.

                  3.2. ENVIRONMENTAL MATTERS. To each Seller's knowledge, no toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property, nor have any such materials or wastes been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. To each Seller's knowledge, the Real Property is not now, and will not be in the future as a result of its condition at or prior to Closing, subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. To each Seller's knowledge, the Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formaldehyde, lead based paint, radon gas or underground storage tanks, except for substances used in the ordinary course of the operations of the Home that are properly used, stored and disposed of in accordance with applicable legal requirements.

                  3.3. NO FLOOD HAZARDS. To the knowledge of the Sellers, the Real Property is not located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

                  3.4. NON-FOREIGN STATUS. No Seller is a "foreign person" (as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Sellers shall deliver at Closing a non-foreign affidavit in recordable form containing such informa-tion as shall be required by Internal Revenue Code Section 1445(b)(2) and the regulations issued thereunder.

                  3.5. BILLS PAID. All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

                  3.6. COMPLIANCE WITH LAWS. The Sellers have complied and are in compliance in all material respects with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Real Property.

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                  3.7. FINDERS. Except as described in Section 12.1, no Seller is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  3.8. AUTHORITY OF THE SELLERS. Each Seller has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by such Seller as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by each Seller, each of such other documents will constitute, the legal, valid and binding obligations of the Sellers enforceable against them in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of any contract, agreement, lease, license or other commitment to which any Seller is a party or by which any such Seller or his or her respective assets or properties are bound; nor
         (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Sellers that:

                  4.1. ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party.

                  4.2. AUTHORITY OF THE PURCHASER. The execution, delivery and performance by the Purchaser of this Agreement and the documents contemplated in this Agreement to be executed and delivered by it have been duly authorized by its Board of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser of this Agreement, or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or Code of Regulations of the Purchaser or under

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         any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4.3. FINDERS. The Purchaser is not a party to or in any way obligated under any contract or other agreement, and there are not outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  5. COVENANTS OF THE SELLERS PENDING CLOSING. The Sellers jointly and severally covenant and agree with the Purchaser that:

                  5.1. CONSENTS AND APPROVALS. The Sellers will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                  5.2. NO SHOP. For so long as this Agreement remains in effect, no Seller shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any portion of the Real Property, other than with the Purchaser.

                  6. COVENANT OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Sellers that the Purchaser will use its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                  7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Sellers in Section 3 hereof; the representations and warranties made by the Sellers herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser

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         shall have received a certificate, signed by the Sellers, to the effect of the foregoing provisions of this Section 7.1.

                  7.2. OPINION OF COUNSEL. The Sellers shall have caused to be delivered to the Purchaser an opinion of M. Teri Lynch & Associates, counsel for the Sellers, dated the Closing Date, to the effect that:

                           (i) this Agreement and the other documents to be
                  executed and delivered hereunder by the Sellers (as shall be specified in such opinion) have been duly and validly executed and delivered by the Sellers, and this Agreement and such other documents constitute the valid and binding obligations of the Sellers enforceable against them in accordance with their respective terms;

                           (ii) neither the execution, delivery or consummation
                  of the transactions contemplated by this Agreement or any of such other documents will (x) result in the breach of or constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which any Seller is a party or by which they or their respective assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body; and

                           (iii) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Sellers of this Agreement or any of such other documents.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of the Sellers and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Ohio.

                  7.3. CONSENTS AND APPROVALS. The Sellers shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to any material portion of the Real Property.

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                  7.5. TITLE INSURANCE. The Sellers shall have obtained, at
         their expense, a commitment (in form acceptable to the Purchaser) for an Owner's Policy of Title Insurance issued to the Purchaser in the amount of the Purchase Price, issued by a title company with offices in Summit County, Ohio mutually designated by the parties (the "Title Company"), insuring that the Purchaser is the owner of each parcel of the Real Property subject only to the Permitted Encumbrances, and any standard printed exceptions included in a Ohio standard form Owner Policy of Title Insurance. Such commitment shall provide for a policy that will delete any exception regarding restrictions or be limited to restrictions that are Permitted Encumbrances, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to the year in which the Closing occurs.

                  7.6. SURVEY. The Purchaser shall have received, at the Sellers' expense, an ALTA/ASCM survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under Ohio law, be sufficient for the Title Company to delete any survey exception contained in the title insurance policies referred to in Section 7.5, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

                  7.7. LIEN RELEASES. The holders of the Liens (other than Permitted Encumbrances) against any portion of the Real Property shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender.

                  7.8. CONSUMMATION OF MERGER. The merger of HFHI into the Purchaser pursuant to the Agreement and Plan of Merger of even date herewith (the "Merger Agreement") among the Purchaser, HFHI and Carriage Funeral Services, Inc., shall have been consummated in accordance with the terms thereof.

                  8. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Sellers in writing:

                  8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Sellers shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and con-ditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Sellers shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                  8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Sellers an opinion of Snell & Smith, A Professional Corporation, counsel for the Purchaser, to the effect that:

                           (i) the Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Purchaser (as shall be specified in such opinion);

                           (ii) the execution, delivery and performance by the
                  Purchaser of this Agreement and such other documents have been duly authorized by its Board of Directors;

                           (iii) this Agreement is, and upon execution and
                  delivery as herein provided such other documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms;

                           (iv) neither the execution, delivery or performance
                  by the Purchaser of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles of Incorporation or Code of Regulations of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                           (v) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser of this Agreement or any of such other documents, or the performance of its obligations hereunder or thereunder.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Sellers at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                  8.3. CONSENTS AND APPROVALS. The Purchaser shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  8.4. RELATED TRANSACTIONS. The merger of the Purchaser into HFHI shall have been consummated in accordance with the terms of the Merger Agreement.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter as hereafter provided. The representations and warranties under Sections 3.1 (insofar as the same relate to title to and ownership of the Real Property), 3.7, 3.8 and 4 hereunder shall survive the Closing for the duration of the applicable state statute of limitations; the representations and warranties under Section 3.2 shall survive the Closing for a period of three years thereafter; and the remainder of all representations and warranties made hereunder by the parties shall survive the Closing for a period of eighteen (18) months thereafter; at which applicable time, as described above, such representations and warranties shall terminate except as to claims then pending in respect thereof, as to which the same shall continue until such claims have been finally resolved.

                  10. INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SELLERS. The Sellers jointly and severally agree to indemnify and hold harmless the Purchaser and its successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Sellers of any covenant or agreement of the Sellers contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Sellers herein, in any Exhibit attached hereto or in any certificate or other instrument delivered by or on behalf of the Sellers pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Sellers and their heirs and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  11. TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Sellers agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof;

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         and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                           (a) the mutual written consent of the Sellers and the
                  Purchaser;

                           (b) the Purchaser if a material default shall be made
                  by any Seller in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by any Seller of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by any Seller at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                           (c) the Sellers if a material default shall be made
                  by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Sellers in writing; or

                           (d) either the Sellers or the Purchaser, if the
                  Closing has not occurred by March 31, 1996.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

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                  12. MISCELLANEOUS.

                  12.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. All finder's or similar fees and expenses of Thomas, Pierce & Company shall be borne exclusively by the Sellers. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Sellers.

                  12.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                           (i)  if to the Sellers, to:

                                Mr. Terrance P. Hennessy
                                Ms. Patricia Hennessy
                                3538 Harbor Circle, N.W.
                                Winter Haven, Florida  33881

                                and

                                Mr. Lawrence Bagnoli
                                Ms. Brenda Bagnoli
                                339 Southwest Avenue
                                Tallmadge, Ohio 44278

                                with a copy to:

                                M. Teri Lynch & Associates
                                665 W. Exchange Street
                                Akron, Ohio  44302

                           (ii) if to the Purchaser, to:

                                Hennessy-Bagnoli Funeral Home, Inc.
                                1300 Post Oak Boulevard, Suite 1500
                                Houston, Texas  77056
                                Attention:  Mr. Melvin C. Payne

                                with a copy to:

                                Snell & Smith, A Professional Corporation
                                1000 Louisiana, Suite 3650
                                Houston, Texas  77002
                                Attention: Mr. W. Christopher Schaeper
         or to such other address as shall be given in writing by any party to the other parties hereto.

                  12.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Sellers to a successor-in-interest to the Purchaser (whether by merger, sale of assets or otherwise), provided that the Purchaser shall not thereby be relieved of its obligations hereunder without the prior written consent of the Sellers.

                  12.4. SUCCESSORS BOUND. Subject to the provisions of Section 12.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  12.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

                  12.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated September 1, 1995).

                  12.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Ohio.

                  12.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. The parties agree that this Agreement and all other documents executed or delivered pursuant hereto may be executed by facsimile signature (other than documents to be filed of public record), and each party hereby waives the so-called best evidence rule or any other evidentiary or other rule requiring original signatures in connection therewith.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                 THE PURCHASER:

                                 HENNESSY-BAGNOLI FUNERAL HOME, INC.

                                 By: /s/ MARK W. DUFFEY
                                         Mark W. Duffey,
                                         Executive Vice President

                                 THE SELLERS:

                                 /s/ TERRANCE P. HENNESSY
                                     Terrance P. Hennessy

                                 /s/ PATRICIA A. HENNESSY
                                     Patricia A. Hennessy

                                 /s/ LAWRENCE BAGNOLI
                                     Lawrence Bagnoli

                                 /s/ BRENDA BAGNOLI
                                     Brenda Bagnoli



EXHIBITS

Exhibit A -  Description of Real Property
Exhibit B -  Permitted Encumbrances

                                   EXHIBIT "A"


Situated in the City of Tallmadge, County of Summit and State of Ohio: And known as being part of Lot No. 7, Tract No. 10 of said Township and is further described as follows: Beginning at an iron pipe set in the southeasterly line of the Akron-Kent Road or Case Avenue, at the most northerly corner of a 1.70 acre tract of land now or formerly owned by Sophrana Ritchie as recorded in Volume 241, Page 268, Summit County Records of Deeds, said beginning point being also defined as being in the westerly line of said Lot No. 7, distant about 929.94 feet from the northwest corner of said Lot No. 7, measuring along the westerly line of said Lot; thence S. 40 deg. 19' E. 324.30 feet along the northeasterly line of said Ritchie Tract to an iron pipe; thence N. 49 deg. 41' E. 277.40 feet to an iron pipe; thence N. 14 deg 56' W. 132.29 feet to an iron pipe; thence N. 1 deg. 34' E. 175.84 feet to an iron pipe; thence N. 41 deg. 16' W. 68.68 feet to an iron pipe set in the southeasterly line of said Akron-Kent Road; thence S. 50 deg. 22' W. 450.40 feet along the southeasterly line of said Road to the place of beginning, and contains 2.757 acres of land, according to survey of said premises made by F.R. Ritchie, Civil Engineer and Surveyor of Akron, Ohio, for Helen A. Williams on or about October 22, 1928, be the same more or less, but subject to all legal highways.

                                   EXHIBIT "B"

1.       Deed Restrictions recorded in Deed Book 515, Page 699 of Summit County
         Records.

2.       Right of Way recorded in Deed Book 1284, Page 513 of Summit County
         Records.

3.       Easement recorded in Deed Book 6193, Page 475 of Summit County Records.

4.       Sublease recorded in Volume ____, Page ____, of Summit COunty Records.